                                                                 EXHIBIT 4(b)(v)

(LOGO)                                                    The Variable Annuity
VALIC                                                     Life Insurance Company
                                                          2929 Allen Parkway
                                                          Houston, Texas 77019
--------------------------------------------------------------------------------
* An American General Company


ANNUITANT:


OWNER:


DATE OF ISSUE:                                  ANNUITY DATE:


CONTRACT NUMBER:                                DATE OF BIRTH:



In return for Purchase Payment(s), VALIC will pay annuity and other benefits as provided in this Contract.

                      PLEASE READ YOUR CONTRACT CAREFULLY
                              See Index on Page 2

o MAINTENANCE CHARGE - There may be an account maintenance charge during the accumulation period. The charge is $3.75 for each quarter and is assessed only if any portion of the Accumulation Value was applied to one or more Variable Investment Options during that quarter. See Section 2.04 for a complete description.

o SEPARATE ACCOUNT CHARGE - There is a daily charge against the Separate Account at an annual rate ranging from 1% to 1.25% of the average daily net asset value of the Separate Account, based upon the Variable Investment Option to which assets are allocated. This charge only applies to assets under Variable Investment Options. See Section 2.05 for a complete description.

o CASH SURRENDER OR WITHDRAWAL CHARGE - There is a charge at the time of surrender or withdrawal equal to 5% of (i) the amount withdrawn, or (ii) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less. See Sections 4.03 through 4.06 for a complete description and conditions under which there is no charge.

The conditions and provisions on this and the following pages are the entire legal Contract between VALIC and the Annuitant. No agent has the authority to change this Contract or waive any of its provisions. Only the President or a Vice President of VALIC may change this Contract. Any such changes must be in writing. All conditions and provisions are subject to applicable state laws.

EXECUTED AT VALIC'S HOME OFFICE ON THE DATE OF ISSUE.


        /s/ CYNTHIA A. TOLEN                      /s/ S.D. BICKEL
            (Secretary)                              (President)

ANNUITY PAYMENTS AND SURRENDER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                NOTICE OF TWENTY DAY RIGHT TO EXAMINE CONTRACT

YOU MAY CANCEL THIS CONTRACT BY DELIVERING OR MAILING A WRITTEN NOTICE TO: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, 2929 ALLEN PARKWAY, HOUSTON, TEXAS 77019, AND BY RETURNING THE CONTRACT BEFORE MIDNIGHT OF THE TWENTIETH (20) DAY AFTER THE DATE YOU RECEIVE THE CONTRACT. NOTICE GIVEN BY MAIL AND RETURN OF THE CONTRACT BY MAIL ARE EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. VALIC WILL RETURN ALL PAYMENTS ALLOCATED TO THE CONTRACT WITHIN TEN DAYS AFTER IT RECEIVES NOTICE OF CANCELLATION AND THE RETURNED POLICY.

      INDIVIDUAL FIXED AND VARIABLE DEFERRED RETIREMENT ANNUITY CONTRACT
                            - NON-PARTICIPATING -


UIT-SEP-194                                                             IR0ISST1
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                                     INDEX

 SECTION 1    DEFINITIONS . . . . . . . . . . . . . . .     3

 SECTION 2    CONTRACT AND PURCHASE
              PAYMENTS  . . . . . . . . . . . . . . . .     3
      2.01    Incontestability  . . . . . . . . . . . .     3
      2.02    Minimum Contract Value  . . . . . . . . .     3
      2.03    Purchase Payments   . . . . . . . . . . .     3
      2.04    Maintenance Charge  . . . . . . . . . . .     3
      2.05    Separate Account Charge   . . . . . . . .     3

 SECTION 3    INVESTMENT OPTIONS  . . . . . . . . . . .     4
      3.01    Fixed Interest Options  . . . . . . . . .     4
      3.02    Variable Investment Options   . . . . . .     4
      3.03    Accumulation Unit . . . . . . . . . . . .     4
      3.04    Accumulation Unit Value . . . . . . . . .     4
      3.05    Transfers During the Accumulation
              Period  . . . . . . . . . . . . . . . . .     4
      3.06    Transfers During the Annuity Period . . .     5

 SECTION 4    BENEFITS  . . . . . . . . . . . . . . . .     6
      4.01    Cash Surrender  . . . . . . . . . . . . .     6
      4.02    Withdrawals . . . . . . . . . . . . . . .     6
      4.03    Charges for Cash Surrender or
              Withdrawal  . . . . . . . . . . . . . . .     6
      4.04    No Charge Systematic Withdrawals  . . . .     6
      4.05    No Charge Minimum Distributions . . . . .     6
      4.06    Conditions Under Which No Surrender or
              Withdrawal Charges Will Be Deducted . . .     7
      4.07    Annuity Period  . . . . . . . . . . . . .     7
      4.08    Starting Annuity Income Benefits  . . . .     7
      4.09    Partial Annuitization . . . . . . . . . .     7
      4.10    Minimum Annuity Payments  . . . . . . . .     7
      4.11    Misstatement of Age   . . . . . . . . . .     7
      4.12    Annuity Income (Payment) Options    . . .     7
      4.13    Fixed or Variable Annuity Basis . . . . .     8
      4.14    Variable Annuity Payments . . . . . . . .     8
      4.15    Assumed Investment Rate (AIR)   . . . . .     8
      4.16    Annuity Units and Annuity Unit Value  . .     8
      4.17    Betterment of Rates . . . . . . . . . . .     9
      4.18    Annuity Rate Tables . . . . . . . . . . .  9-14
      4.19    Beneficiaries . . . . . . . . . . . . . .    14
      4.20    Death Payment Provisions  . . . . . . . .    14

 SECTION 5    CODE REQUIREMENTS . . . . . . . . . . . .    16
      5.01    Minimum Distributions After Age 70 1/2  .    16
      5.02    Minimum Death Benefit Distributions . . .    16

 SECTION 6    GENERAL PROVISIONS  . . . . . . . . . . .    17
      6.01    Nontransferability  . . . . . . . . . . .    17
      6.02    Exclusive Benefit and
              Nonforfeitability   . . . . . . . . . . .    17
      6.03    Written Notices to Us . . . . . . . . . .    17
      6.04    Change of Contract  . . . . . . . . . . .    17
      6.05    Amendment . . . . . . . . . . . . . . . .    17
      6.06    Reports   . . . . . . . . . . . . . . . .    17
      6.07    Voting Rights   . . . . . . . . . . . . .    17
      6.08    Suspension of Payments  . . . . . . . . .    17
      6.09    Deferral of Cash Surrender or
              Withdrawal  . . . . . . . . . . . . . . .    17
      6.10    Proof of Survival . . . . . . . . . . . .    17
      6.11    Substitution of Investment Fund
              Shares  . . . . . . . . . . . . . . . . .    17
      6.12    Minimum Benefit   . . . . . . . . . . . .    17
      6.13    Separate Account  . . . . . . . . . . . .    17




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UIT-SEP-194                                                             IR0ISST2
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SECTION 1 - DEFINITIONS

   ACCUMULATION PERIOD - the time between the date of the first Purchase Payment and the Annuity Date.

   ACCUMULATION VALUE - equals the sum of the values of Your Fixed Interest Options and Variable Investment Options that have not been applied to provide annuity payments.

   ANNUITANT - the Contract Owner. Any reference to "You" or "Your" means Annuitant.

   ANNUITY PERIOD - the time during which VALIC makes annuity payments.

   CODE - the Internal Revenue Code of 1986, as amended.

   COMPANY REFERENCE - "We," "Our," "Us," or "VALIC," means The Variable Annuity Life Insurance Company.

   CONTRACT YEAR - the twelve month period starting with the date of issue and subsequently with each anniversary of that date.

   EMPLOYER - the employer that has established the retirement program under which this Contract is issued.

   INVESTMENT FUND - an investment portfolio which is the underlying investment medium for a Variable Investment Option.

   GENERAL ACCOUNT - the assets of VALIC other than those in the Separate Account or any other segregated asset account.

   HOME OFFICE - the principal office of VALIC.

   PURCHASE PAYMENT - an amount paid to VALIC in consideration for the benefits of this Contract.

   SEPARATE ACCOUNT - a segregated asset account established under the Texas Insurance Code (known as Separate Account A).

   SURRENDER VALUE - the Accumulation Value of Your Contract less any charges.

SECTION 2 - CONTRACT AND PURCHASE PAYMENTS

2.01 INCONTESTABILITY - This Contract is incontestable. This Contract is non-participating and does not share in the profits or surplus of VALIC.

2.02 MINIMUM CONTRACT VALUE - We can end the Contract and pay the Surrender Value to You if, during the Accumulation Period, the total Accumulation Value for this Contract falls below $300 and there are no Purchase Payments for two consecutive Contract Years and the paid up annuity benefit at retirement would be less than $20 per month.

2.03 PURCHASE PAYMENTS - Purchase Payments may be made at any time during the Accumulation Period. We require no payment beyond the first. We will not penalize You if any scheduled payments are omitted or stopped.

         If only one Purchase Payment is to be made, it must be at least $1,000. Periodic payments must be at least $50 each. VALIC may waive this minimum. Purchase Payments for a tax year must be made on or before the due date of Your tax return.

         We may deduct amounts from Purchase Payments or from the Accumulation Value for applicable premium taxes. We will allocate the net Purchase Payment to one or more Investment Options according to Your directions.

         Purchase Payments shall be in the form of cash and may not exceed the lesser of $2,000 or 100% of compensation per tax year or such other amount prescribed by law. Compensation shall include wages, salaries, and professional fees, as well as amounts received as alimony. The preceding two sentences shall not apply to any rollover contributions permitted under Code sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3), or to Purchase Payments made to a Simplified Employee Pension Plan as described in Code section 408(k).

2.04 MAINTENANCE CHARGE - During the Accumulation Period We may deduct a charge from the Accumulation Value for certain account maintenance expenses. The charge is due each calendar quarter during which any Variable Investment Option Accumulation Value is credited to this Contract. We will not deduct the charge for any calendar quarter if the Accumulation Value for this Contract is credited only to the Fixed Interest Options throughout the quarter.

         We will deduct the charge at the end of the calendar quarter in which it is due, allocated among Your Variable Investment Options. However, if You surrender the Contract or transfer all Variable Accumulation Values to a Fixed Interest Option, the full quarterly charge will be deducted at the time of surrender or transfer.

         The charge is $3.75 for each quarter. The maintenance charge may be waived or reduced uniformly on all contracts issued under certain plans or arrangements which are expected to result in administrative cost savings. No reduction or waiver will be made that is unfairly discriminatory to any person.

2.05 SEPARATE ACCOUNT CHARGE - We deduct a daily charge from the Separate Account. The amount of the charge depends on the Variable Investment Option from which it is deducted, and is imposed at an annual rate which ranges from 1% to 1.25% of the assets of the Variable Investment Option. The rate is fixed and may not be increased by Us.




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UIT-SEP-194                                                             IR0ISST3
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SECTION 3 - INVESTMENT OPTIONS

We will allocate Purchase Payments (less any charges) to one or more Investment Options selected by You. We reserve the right to limit allocations among Investment Options to seven at any one time. Each selection must be a whole percentage of Purchase Payments.

3.01 FIXED INTEREST OPTIONS - Fixed Interest Options are based on the General Account. Allocations to Fixed Interest Options earn interest as credited by VALIC during the Accumulation Period. The interest credited will be at least 3% per year.

         There are two Fixed Interest Options: Short Term Fixed Account and Fixed Account Plus.

         (a) Short Term Fixed Account. We will credit interest to the Short Term Fixed Account on a portfolio basis. On the portfolio basis, all amounts accumulated will be credited with the same rate of interest for the current period.

         (b) Fixed Account Plus. We will credit interest to the Fixed Account Plus on the following basis. Periodically, but not less than annually, We will declare interest rates that apply separately to amounts accumulated in separate time periods.

3.02 VARIABLE INVESTMENT OPTIONS - Variable Investment Options are based upon Investment Funds available within Separate Account A. Separate Account A invests in a number of Investment Funds. Each Investment Fund underlying a Variable Investment Option has a different investment objective. Investment returns on Variable Investment Options may be positive or negative.

3.03 ACCUMULATION UNIT - An Accumulation Unit is a measuring unit for amounts allocated to a Variable Investment Option before annuity payments begin. The value of an Accumulation Unit will vary with the net investment return of the respective underlying Investment Fund. Accumulation Units may be credited to Your Contract due to a Purchase Payment or a transfer from another Investment Option. The number of Accumulation Units credited to Your Contract is determined by dividing the dollar amount of the transaction by the Accumulation Unit Value for that Variable investment Option at the next time it is computed.

3.04 ACCUMULATION UNIT VALUE - The Accumulation Unit Value is the value of one Accumulation Unit of a Variable Investment Option. We will calculate it at the end of trading each day the New York Stock Exchange is open, except as otherwise permitted by the Securities and Exchange Commission. The value of an Accumulation Unit of a Variable Investment Option is the Accumulation Unit Value last computed, multiplied by one plus the Investment Rate for the period. The Investment Rate may be positive or negative.

         The Investment Rate is the change in the value of the Investment Fund's portfolio (capital gains and losses whether or not realized and investment income) since the last computation, divided by the amount of assets at the beginning of the period, less a factor for

         (a) the Separate Account Charge for the period at the applicable annualized rate ranging from 1% to 1.25%, and

         (b) any taxes attributable to the Separate Account or reserve held for such taxes.

3.05 TRANSFERS DURING THE ACCUMULATION PERIOD - During the Accumulation Period, You may transfer amounts among Investment Options, except as provided below.

         (a) We reserve the right to limit allocations among Investment Options to seven at any one time.

         (b) We reserve the right to require transfers to be at least 30 days apart.

         (c) Transfers from the Short Term Fixed Account. After a transfer to the Short Term Fixed Account, You may not make any transfer from the Short Term Fixed Account for 90 days. We may change this transfer restriction at any time. However, the transfer restriction period may not exceed 180 days.

         (d) Transfers from Fixed Account Plus. You may transfer up to 20% of the Accumulation Value allocated to Fixed Account Plus during each Contract Year. If multiple transfers are made in a Contract Year, the percentages of the Accumulation Value transferred each time will be added together to determine the 20% transfer limit for that Contract Year. For each transfer, the percentage transferred is the ratio of the amount transferred to the portion of the Accumulation Value allocated to Fixed Account Plus immediately prior to the transfer. However, if following a 20% transfer, the remaining amount allocated to Fixed Account Plus would be less than $500, You may also transfer the remaining amount.




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UIT-SEP-194                                                             IR0ISST4
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3.06     TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, You
         may transfer Annuity Unit values among the Variable Investment
         Options. You may also transfer Annuity Unit values from the Variable Investment Options underlying a Variable Annuity to provide a Fixed Annuity. Transfers must be at least 365 days apart. We will not permit any transfer from a Fixed Annuity during the Annuity Period.




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UIT-SEP-194                                                             IR0ISST5
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SECTION 4 - BENEFITS

4.01 CASH SURRENDER - Subject to the restrictions in Section 5.01, You may surrender this Contract before the Annuity Date for a cash payment equal to the Surrender Value as of the date We receive the request at the Horne Office. The Surrender Value is the Accumulation Value less any charges, as described below. Upon surrender for cash, all of Our obligations under this Contract will be terminated.

         The Surrender Value of the Fixed Interest Options will never be less than the amount of all Purchase Payments allocated to the Fixed Interest Options, less any amounts transferred to Variable Investment Options or withdrawn.

4.02 WITHDRAWALS - Subject to the restrictions in Section 5.01, You may withdraw a portion of Your Accumulation Value in cash at any time before the Annuity Date. We may deduct a charge as described below.

4.03     CHARGES FOR CASH SURRENDER OR WITHDRAWAL

         (a) General. The Cash Surrender or Withdrawal charge is 5% of (1) the amount withdrawn, or (2) the amount of any Purchase Payments received during the most recent 60 months prior to the surrender or withdrawal, whichever is less.

               For purposes of this charge, We treat all withdrawals as withdrawals of Purchase Payments before any earnings. We treat the most recent Purchase Payments as being withdrawn first.

         (b) 10% Withdrawal in Contract Year. Subject to the provisions of Sections 4.04 and 4.05 in any Contract Year You may withdraw up to 10% of the Accumulation Value without a charge. The surrender charge will be applicable only to the amount withdrawn that exceeds 10%. The percentage withdrawn will be calculated as the ratio of the amount withdrawn to the Accumulation Value immediately prior to the withdrawal. If multiple withdrawals are made in a Contract Year, the percentages withdrawn for each withdrawal will be added together to determine whether the 10% limit has been exceeded.

4.04 NO CHARGE SYSTEMATIC WITHDRAWALS - We will waive applicable surrender charges under a No Charge Systematic Withdrawal (NCSW). We reserve the right to limit the terms and conditions under which systematic withdrawals (including NCSWs) can be elected and to discontinue the availability of any or all systematic withdrawals at any time. However, no change in availability will result in any charge against amounts withdrawn under a previously elected NCSW. A NCSW must meet the following conditions:

         (1) The elected stream of payments must be expected to last for at least five years.

         (2)   The NCSW must be payable to You.

         (3) The NCSW is not available in any Contract Year You have in effect any other systematic withdrawal (with or without charge) or a No Charge Minimum Distribution (NCMD).

         (4) Once You begin a NCSW You may not change the terms of the election. However, You may revoke the election at any time. Once the election is revoked You may not elect a NCSW again.

         (5) Withdrawals without charge as provided in Section 4.03, are not available in any Contract Year the NCSW has been, or is in effect. Distributions under the NCSW may not begin in a Contract Year in which You have taken one or more Section 4.03 withdrawals without charge.

         (6)   Any of the following distribution methods may be elected.

               (a) Specified Payment - payments of a designated amount. The annual dollar amount chosen must be the same for each year the NCSW is in effect and cannot be greater than 20% of the Accumulation Value at the time of the NCSW election.

               (b) Specified Percentage - an annual specified percentage. The annual specified percentage chosen cannot be greater than 20% of the Accumulation Value.

               (c) Specified Period - payments for a designated time period. We will determine each payment by dividing the Accumulation Value by the number of payments remaining in the elected period.

4.05 NO CHARGE MINIMUM DISTRIBUTIONS - We will waive applicable surrender charges on No Charge Minimum Distributions (NCMD). A NCMD is a withdrawal which meets the following conditions:

         (1)   You are at least age 70 1/2, and the NCMD is payable to You.

         (2) The amount withdrawn does not exceed the amount required to be distributed under the Code and regulations issued by the Secretary of the Treasury for this Contract.

         (3) The NCMD is not available in any Contract Year You have withdrawn any amount under a No Charge Systematic Withdrawal (NCSW).




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UIT-SEP-194                                                             IR0ISST6
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4.06     CONDITIONS UNDER WHICH NO SURRENDER OR WITHDRAWAL CHARGES WILL BE
         DEDUCTED - We will not deduct charges under any of the following conditions:

         (a)   You elect an Annuity Income Option; or

         (b)   Payment of any death benefit; or

         (c) You have become totally and permanently disabled. This means that You are unable, because of physical or mental impairment, to perform the material and substantial duties of any occupation for which You are suited by means of education, training or experience. The impairment must have been in existence for more than 180 days to qualify for this benefit.

               Such impairment must be expected to result in death or be long-standing and indefinite.

               We require proof of disability. We will accept a certified Social Security finding of disability or a doctor's verification; or

         (d) The withdrawal and any earlier withdrawals during the same Contract Year do not exceed 10% of the Accumulation Value (see
               Section 4.03); or

         (e)   On any amount You withdraw with respect to the NCSW described in
               Section 4.04, or the NCMD described in Section 4.05; or

         (f) You are at least 55 years old, Your Contract is at least five years old, and You are separated from service from Your Employer; or

         (g) No Purchase Payments have been made in the five years preceding the date of the surrender or withdrawal; or

         (h) You are at least 59 1/2 years old and Your Contract is at least five years old; or

         (i)   Your Contract is fifteen or more years old.

         The surrender charge may be waived or reduced uniformly on all contracts issued under certain plans or arrangements which are expected to result in administrative cost savings. No reduction or waiver will be made that is unfairly discriminatory to any person.

         We may waive any withdrawal or surrender charge attributable to Purchase Payments received during specific periods of time, and under conditions and limitations set by Us. Any such waiver will be made by Resolution of the Board of Directors. Notice of the right to surrender without charge will be mailed to affected contractholders when such waiver is declared by the Board of Directors.

4.07 ANNUITY PERIOD - The Annuity Period begins at the Annuity Date, when Your Accumulation Value is applied under an Annuity Income Option. You may change the Annuity Date shown on the first page of Your Contract by giving Us at least 30 days notice. The selected Annuity Date may be the first day of any calendar month, but if You choose a life income option, the Annuity Date may not precede Your 50th birthday without Our permission.

4.08 STARTING ANNUITY INCOME BENEFITS - At least 30 days in advance of the Annuity Date, You must choose one of the Annuity Income Options in
         Section 4.12 and provide acceptable proof of age for any person whose age is taken into account under a life income option. If You fail to select another Annuity Income Option, annuity payments will be made on the basis of the Second Option with payments guaranteed for a ten-year period, commencing on the Annuity Date.

4.09 PARTIAL ANNUITIZATION - You may choose to apply less than the full Accumulation Value under an Annuity Income Option and may choose different Annuity Dates and different Annuity Income Options for different portions of the Accumulation Value. Therefore, the Contract may, at times, be in both an Accumulation Period and an Annuity Period. If You choose to do this, the provisions of the Contract relating to the Accumulation Period and the Annuity Period will be applied as though there were separate Contracts.

4.10 MINIMUM ANNUITY PAYMENTS - You may not choose any Annuity Income Option if the resulting initial payment would be less than $25 under either a Fixed or Variable Annuity. We reserve the right to convert monthly payments to quarterly, semi-annual or annual payments so the initial payment will be at least $25.

4.11 MISSTATEMENT OF AGE - If annuity payments depend upon an individual's survival and the date of birth of any individual was misstated, We will adjust the remaining payments. The amount remaining to be paid will be the amount that should have been paid with the correct information. We will credit or charge the amount of any underpayment or overpayment against the next succeeding payment or payments, if any remain. We reserve the right to collect any overpayment directly from the payee.

4.12 ANNUITY INCOME (PAYMENT) OPTIONS - Subject to Sections 5.01 and 5.02, when applicable, you may choose to receive payments under any of the Annuity Income Options below or any other option agreed to by VALIC. Any option chosen must comply with applicable state and federal laws and regulations.

         FIRST OPTION - Life Annuity With No Guarantee Period - An income payable during Your life. All payments cease at Your death with no further amounts payable.





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UIT-SEP-194                                                             IR0ISST7
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         SECOND OPTION - Life Annuity With Guarantee Period of 5, 10, 15, or 20
         Years - An income payable during Your life. If, at Your death, We have made payments for fewer than the number of years selected, We will continue payments to the Beneficiary for the remainder of the guarantee period. The Annuity Period may not exceed Your life expectancy or the joint life expectancies of You and Your Beneficiary on the Annuity
         Date.

         THIRD OPTION - Life Annuity With Cash or Unit Refund Option - An income payable during Your life. The annual payment under this Option must be large enough to satisfy the requirements under Sections 5.01 and 5.02. Payments cease at Your death. However, the Beneficiary will receive the additional payment, if any, as explained in the remaining paragraphs under this Third Option. The Annuity Period may not exceed Your life expectancy or the joint life expectancies of You and Your Beneficiary on the Annuity Date.

         For payments on a Fixed Annuity basis, the additional payment, if any, will be the Accumulation Value applied to this option less the total of all prior payments.

         For payments on a Variable Annuity basis, the additional payment, if any, will be the current value of the number of Annuity Units credited at the Annuity Date less the number of Annuity Units that have been paid. For this purpose, the number of Annuity Units credited equals the Accumulation Value applied to this option divided by the Annuity Unit Value at the date used to calculate the first annuity payment.

         FOURTH OPTION - Joint and Survivor Life Annuity - An income payable during the joint lives of You and a second person and thereafter during the life of the survivor.

         FIFTH OPTION - Payments for a Designated Period - An income payable for a selected number of years between five and thirty. The Annuity Period may not exceed Your life expectancy or the joint life expectancies of You and Your Beneficiary on the Annuity Date. This option is available for Fixed Annuities only.

         Life expectancy and joint and last survivor expectancy under the annuity options above are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations.

         Under the Second or Fifth Options, the Beneficiary may elect to receive in one sum the present value of the remaining payments. For the Second and Fifth Options, the present value of fixed payments is computed at an interest rate equal to the rate used to calculate the annuity payment, but no less than 3.0%. For variable payments under the Second Option, the present value is computed on the basis of an Assumed Investment Rate equal to that rate used to calculate the Annuitant's first annuity payment.

4.13 FIXED OR VARIABLE ANNUITY BASIS - A Fixed Annuity provides benefit payments of a fixed dollar amount. A Variable Annuity provides benefit payments which vary with the investment return of the chosen
         Variable Investment Options.

         You may elect to receive payments under any annuity option as a Fixed Annuity, a Variable Annuity, or a combination Fixed and Variable Annuity. If You make no election, amounts in Fixed Interest Options will provide a Fixed Annuity and amounts in Variable Investment Options will provide a Variable Annuity.

4.14 VARIABLE ANNUITY PAYMENTS - We will determine the amount of each Variable Annuity payment by multiplying the number of Annuity Units payable by the Annuity Unit Value on the tenth day (or the preceding business day if the tenth day is not a business day) prior to the payment due date.

         We will determine the number of Annuity Units payable at the beginning of the Annuity Period. We will divide the dollar amount of the first payment by the Annuity Unit Value for that Variable Investment Option on the tenth day before the Annuity Date. The number of Annuity Units payable from each Variable Investment Option remains constant unless You transfer a portion of the annuity benefit between the Variable Investment Options or from a Variable Annuity to a Fixed Annuity. However, the dollar amount payable is not fixed and may change from month to month.

4.15 ASSUMED INVESTMENT RATE (AIR) - Since the future rate of return on Variable Options is unknown, You must choose an Assumed Investment Rate (AIR). The AIR is the assumed rate of return used to determine the first annuity payment for a Variable Annuity Option. Rates of 3%, 3 1/2%, 4 1/2%, 5% or a higher rate may be chosen if permitted by state law and regulations. If no AIR is chosen, the AIR will be 3 1/2%. A higher AIR will result in a higher initial payment. Choice of a lower AIR will result in a lower initial payment. Payments will increase whenever the actual return exceeds the chosen AIR. Payments will decrease whenever the actual return is less than the chosen AIR.

4.16 ANNUITY UNITS AND ANNUITY UNIT VALUE - An Annuity Unit is a measuring unit We use to determine the amount of the annuity payments to be made. All or a portion of the Accumulation Value is used to purchase a stream of annuity payments represented by a number of Annuity Units payable each period. The value of these Annuity Units represents the benefit amount paid each period.

         For Fixed Annuity options the number of Annuity Units equals the dollar amount of each payment since the Annuity Unit Value is fixed at $1.00.

UIT-SEP-164                                                             IR0ISST8

         For Variable Annuity options, the Annuity Unit Value varies with the investment rate each period. The Annuity Unit Value is the value of one Annuity Unit of an Investment Option.

         The Value of a Variable Annuity Unit is A multiplied by B multiplied by C (AxBxC).

               A = the Annuity Unit Value for the Variable Investment Option at the immediately preceding computation date

               B = 1 + the investment rate for the variable fund for the period

               C = the applicable AIR Factor from the following table raised to the power of the number of days in the period.

                        AIR           AIR Factor
                        ---           ----------
                        3%              0.999919
                        3 1/2%          0.999906
                        4 1/2%          0.999879
                        5%              0.999866

4.17 BETTERMENT OF RATES - Fixed Annuity - We will use the applicable current settlement option rates if these will provide higher fixed annuity payments. If a commutation (cash out of remaining annuity payments) is allowed, the rates previously used to calculate the annuity payments will be used for the commutation request.

4.18 ANNUITY RATE TABLES - The value We use to determine annuity payments will be the applied portion of the Accumulation Value on the tenth day (or the preceding business day if the tenth day is not a business day) preceding the date of the first annuity payment, less any applicable premium taxes.

         The following tables are based on the 1983a mortality table and assume births in the year 1900. The tables show the amount required to purchase a first monthly payment of $1.00. Quarterly, semiannual, and annual payments may also be selected.

         The amount of each payment will depend upon the Annuitant's adjusted age at the time the first payment is due. Adjusted age will be determined in accordance with the following:

                         Calendar Year             Adjusted Age is
                            of Birth              Actual Age Minus
                         -------------            ----------------
                          Before 1916                     0
                          1916 - 1935                     1
                          1936 - 1955                     2
                          1956 - 1975                     3
                          After 1975                      4

         Actual age, as used above, means the Annuitant's age at the birthday nearest to the Annuity Date.

         Table A is the Table to use for Variable Annuities with a 3% AIR (see
         Section 4.15) and to determine the minimum guarantees for Fixed Annuities. Tables B, C, and D are to be used for Variable Annuities with 3 1/2% 4 1/2% and 5% AIRs respectively.

UIT-SEP-194                                                             IR0ISST9

                                    TABLE A
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 3%

Options 1, 2 and 3 -- Single Life Annuities

                                           Monthly Payments Guaranteed
                   ---------------------------------------------------------------------------      -------------
Age                 None               60               120            180               240         Unit Refund
 50                $250.48          $250.83          $251.98         $254.04          $257.21           $259.24
 51                 246.41           246.79           248.04          250.27           253.72            255.69
 52                 242.26           242.68           244.03          246.45           250.21            252.09
 53                 238.03           238.49           239.95          242.58           246.69            248.43
 54                 233.73           234.23           235.81          238.67           243.15            244.71
 55                 229.35           229.88           231.60          234.72           239.60            240.94

 56                 224.89           225.46           227.32          230.73           236.05            237.12
 57                 220.34           220.96           222.98          226.71           232.52            233.24
 58                 215.71           216.38           218.59          222.65           229.01            229.31
 59                 210.99           211.72           214.14          218.58           225.54            225.33
 60                 206.19           206.99           209.63          214.50           222.12            221.29

 61                 201.30           202.18           205.08          210.42           218.75            217.19
 62                 196.35           197.31           200.50          206.34           215.47            213.04
 63                 191.32           192.39           195.88          202.30           212.28            208.83
 64                 186.24           187.41           191.25          198.29           209.20            204.54
 65                 181.11           182.40           186.61          194.34           206.25            200.18

 66                 175.92           177.34           181.97          190.46           203.44            195.73
 67                 170.70           172.26           177.35          186.66           200.79            191.41
 68                 165.43           167.15           172.75          182.97           198.31            186.93
 69                 160.13           162.01           168.18          179.39           196.00            182.35
 70                 154.78           156.86           163.66          175.95           193.89            178.01

 71                 149.41           151.71           159.21          172.66           191.97            173.43
 72                 144.01           146.56           154.85          169.54           190.26            169.01
 73                 138.61           141.44           150.59          166.61           188.73            164.46
 74                 133.21           136.35           146.45          163.88           187.41            159.83
 75                 127.84           131.33           142.46          161.36           186.26            155.48

Option 4 -- Joint and Survivor Life Annuity

Younger Annuitant:
   Age of Older                                 Number of Years Younger Than Older Annuitant
    Annuitant        --------------------------------------------------------------------------------------------------
                       0         1       2        3        4        5        6        7       8          9       10
        50          $280.54  $282.36  $284.24  $286.16  $288.12  $290.13  $292.17  $294.25  $296.35   $298.47   $300.61
        51           276.91   278.78   280.70   282.67   284.69   286.75   288.85   290.98   293.13    295.31    297.51
        52           273.19   275.10   277.07   279.10   281.17   283.28   285.43   287.62   289.83    292.07    294.33
        53           269.37   271.34   273.36   275.43   277.55   279.72   281.93   284.17   286.45    288.74    291.06
        54           265.46   267.47   269.54   271.67   273.85   276.07   278.33   280.64   282.97    285.33    287.71
        55           261.45   263.51   265.64   267.81   270.05   272.33   274.65   277.01   279.40    281.83    284.27

        56           257.34   259.46   261.63   263.86   266.15   268.49   270.87   273.29   275.75    278.23    280.74
        57           253.13   255.30   257.53   259.82   262.16   264.56   267.00   269.48   272.00    274.55    277.12
        58           248.82   251.04   253.32   255.67   258.07   260.53   263.03   265.58   268.16    270.77    273.40
        59           244.40   246.67   249.01   251.42   253.88   256.40   258.97   261.57   264.22    266.90    269.60
        60           239.88   242.21   244.60   247.07   249.59   252.17   254.80   257.48   260.19    262.93    265.70

        61           235.26   237.64   240.09   242.61   245.20   247.84   250.54   253.28   256.06    258.87    261.71
        62           230.54   232.97   235.47   238.06   240.70   243.41   246.17   248.98   251.83    254.71    257.62
        63           225.71   228.19   230.76   233.40   236.11   238.88   241.71   244.58   247.50    250.46    253.44
        64           220.79   223.32   225.94   228.64   231.41   234.25   237.14   240.09   243.08    246.10    249.16
        65           215.78   218.35   221.02   223.78   226.61   229.51   232.47   235.49   238.55    241.65    244.78

        66           210.67   213.30   216.02   218.82   221.71   224.68   227.71   230.79   233.93    237.10    240.31
        67           205.48   208.15   210.92   213.78   216.72   219.75   222.84   226.00   229.21    232.45    235.74
        68           200.20   202.91   205.73   208.64   211.64   214.73   217.88   221.11   224.38    227.71    231.06
        69           194.83   197.59   200.45   203.41   206.47   209.61   212.83   216.12   219.46    222.86    226.30
        70           189.39   192.19   195.09   198.10   201.21   204.41   207.68   211.03   214.45    217.92    221.43

        71           183.87   186.70   189.66   192.71   195.87   199.12   202.45   205.86   209.34    212.88    216.47
        72           178.28   181.15   184.14   187.24   190.45   193.75   197.14   200.61   204.15    207.76    211.41
        73           172.63   175.53   178.56   181.70   184.96   188.31   191.75   195.28   198.88    202.55    206.27
        74           166.94   169.86   172.92   176.10   179.40   182.80   186.29   189.87   193.53    197.26    201.05
        75           161.21   164.15   167.23   170.44   173.78   177.22   180.77   184.40   188.11    191.90    195.75

UIT-SEP-194                                                             IR0ISSTA

                                    TABLE B
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 3 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                                                      Monthly Payments Guaranteed
                             ---------------------------------------------------------------------------       -----------
           Age                  None             60              120              180              240         Unit Refund
            50               $233.36          $233.71          $234.82          $236.75          $239.66         $240.70
            51                229.87           230.25           231.45           233.54           236.72          237.65
            52                226.30           226.72           228.01           230.29           233.74          234.54
            53                222.65           223.10           224.51           226.98           230.75          231.36
            54                218.93           219.41           220.93           223.62           227.73          228.12
            55                215.11           215.64           217.28           220.22           224.70          224.82

            56                211.21           211.78           213.57           216.77           221.66          221.45
            57                207.23           207.84           209.79           213.28           218.62          218.02
            58                203.15           203.81           205.94           209.76           215.60          214.53
            59                198.98           199.70           202.03           206.21           212.60          210.96
            60                194.73           195.51           198.06           202.64           209.63          207.33

            61                190.38           191.24           194.04           199.05           206.70          203.63
            62                185.95           186.90           189.97           195.47           203.84          199.85
            63                181.45           182.50           185.86           191.89           201.06          195.99
            64                176.88           178.03           181.73           188.35           198.37          192.18
            65                172.25           173.52           177.57           184.84           195.78          188.25

            66                167.56           168.95           173.41           181.39           193.31          184.24
            67                162.81           164.34           169.24           178.00           190.97          180.31
            68                158.01           159.70           165.09           174.70           188.78          176.25
            69                153.16           155.01           160.95           171.49           186.75          172.11
            70                148.26           150.30           156.85           168.40           184.88          168.10

            71                143.31           145.57           152.79           165.44           183.18          163.94
            72                138.33           140.83           148.81           162.62           181.65          159.70
            73                133.32           136.10           144.91           159.98           180.30          155.66
            74                128.31           131.39           141.11           157.51           179.12          151.45
            75                123.30           126.73           137.44           155.22           178.10          147.15

Option 4 -- Joint and Survivor Life Annuity


       Younger Annuitant:                               Number of Years Younger Than Older Annuitant
         Age of Older       --------------------------------------------------------------------------------------------------
          Annuitant            0        1         2        3        4        5        6        7        8        9        10
             50             $259.51  $261.02   $262.56  $264.14  $265.75  $267.38  $269.05  $270.72  $272.42  $274.13  $275.84
             51              256.50   258.05    259.64   261.26   262.92   264.61   266.32   268.06   269.80   271.57   273.33
             52              253.39   254.99    256.63   258.30   260.01   261.75   263.52   265.30   267.11   268.92   270.75
             53              250.19   251.84    253.53   255.25   257.01   258.80   260.62   262.47   264.33   266.20   268.08
             54              246.90   248.59    250.33   252.11   253.92   255.77   257.64   259.54   261.46   263.39   265.33
             55              243.51   245.25    247.04   248.87   250.74   252.64   254.57   256.53   258.51   260.50   262.50

             56              240.02   241.82    243.66   245.54   247.47   249.42   251.41   253.43   255.46   257.52   259.58
             57              236.43   238.28    240.17   242.11   244.09   246.11   248.16   250.23   252.33   254.44   256.57
             58              232.74   234.64    236.59   238.58   240.62   242.70   244.81   246.94   249.10   251.28   253.47
             59              228.94   230.89    232.90   234.95   237.05   239.19   241.36   243.56   245.78   248.03   250.28
             60              225.03   227.04    229.10   231.22   233.38   235.58   237.81   240.08   242.37   244.68   247.00

             61              221.02   223.08    225.20   227.38   229.60   231.87   234.17   236.50   238.85   241.23   243.62
             62              216.90   219.02    221.20   223.43   225.72   228.05   230.42   232.82   235.24   237.69   240.15
             63              212.68   214.85    217.09   219.38   221.73   224.13   226.56   229.03   231.53   234.05   236.58
             64              208.35   210.58    212.87   215.23   217.64   220.10   222.61   225.15   227.71   230.31   232.91
             65              203.92   206.20    208.55   210.97   213.44   215.97   218.55   221.16   223.80   226.46   229.15

             66              199.40   201.73    204.13   206.60   209.14   211.74   214.38   217.06   219.78   222.52   225.28
             67              194.78   197.16    199.61   202.14   204.74   207.40   210.11   212.87   215.66   218.48   221.31
             68              190.06   192.49    195.00   197.58   200.24   202.96   205.74   208.57   211.43   214.33   217.24
             69              185.25   187.72    190.28   192.92   195.64   198.42   201.27   204.16   207.10   210.07   213.07
             70              180.35   182.87    185.48   188.17   190.95   193.79   196.70   199.66   202.67   205.72   208.79

             71              175.35   177.92    180.58   183.33   186.16   189.06   192.03   195.06   198.14   201.26   204.41
             72              170.28   172.89    175.60   178.40   181.28   184.24   187.27   190.37   193.51   196.70   199.93
             73              165.14   167.78    170.53   173.38   176.32   179.34   182.43   185.58   188.80   192.06   195.36
             74              159.93   162.60    165.39   166.29   171.28   174.35   177.50   180.72   183.99   187.32   190.69
             75              154.67   157.37    160.19   163.13   166.16   169.29   172.49   175.77   179.11   182.51   185.95

UIT-SEP-194                                                             IR0ISSTB

                                    TABLE C
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                    AT AN ASSUMED INVESTMENT RATE OF 4 1/2%

Options 1, 2 and 3 -- Single Life Annuities

                                                        Monthly Payments Guaranteed
                              --------------------------------------------------------------------------      -----------
           Age                  None              60              120             180              240        Unit Refund
            50                $204.42          $204.75          $205.77         $207.48          $209.94        $209.57
            51                 201.83           202.19           203.30          205.15           207.83         207.29
            52                 199.16           199.55           200.75          202.77           205.68         204.94
            53                 196.41           196.84           198.14          200.33           203.51         202.52
            54                 193.58           194.05           195.45          197.84           201.30         200.04
            55                 190.67           191.17           192.70          195.30           199.07         197.48
            56                 187.67           188.21           189.87          192.70           196.83         194.84
            57                 184.58           185.17           186.97          190.07           194.57         192.18
            58                 181.40           182.04           184.00          187.39           192.31         189.42
            59                 178.12           178.82           180.97          184.67           190,06         186.59
            60                 174.75           175.51           177.87          181.92           187.82         183.68
            61                 171.28           172.12           174.70          179.14           185.60         180.76
            62                 167.73           168.64           171.48          176.35           183.42         177.73
            63                 164.09           165.09           168.21          173.55           181.29         174.63
            64                 160.36           161.48           164.90          170.76           179.22         171.46
            65                 156.57           157.79           161.55          167.99           177.22         168.31
            66                 152.70           154.05           158.18          165.24           175.31         165.04
            67                 148.76           150.24           154.78          162.54           173.49         161.70
            68                 144.75           146.38           151.38          159.88           171.78         158.28
            69                 140.67           142.46           147.97          157.30           170.19         154.96
            70                 136.53           138.50           144.57          154.80           168.72         151.48
            71                 132.31           134.50           141.20          152.39           167.38         147.92
            72                 128.04           130.46           137.87          150.10           166.17         144.48
            73                 123.73           126.41           134.59          147.93           165.10         140.90
            74                 119.38           122.37           131.39          145.90           164.16         137.25
            75                 115.01           118.33           128.27          144.02           163.35         133.53

Option 4 -- Joint and Survivor Life Annuity


Younger Annuitant:                                   Number of Years Younger Than Older Annuitant
   Age of Older      -----------------------------------------------------------------------------------------------------------
     Annuitant          0         1         2         3         4         5         6         7         8         9        10
        50           $224.40   $225.44   $226.49   $227.57   $228.65   $229.75   $230.86   $231.97   $233.08   $234.19   $235.30
        51            222.31    223.38    224.48    225.60    226.73    227.87    229.02    230.17    231.33    232.49    233.65
        52            220.13    221.25    222.39    223.55    224.72    225.91    227.11    228.31    229.52    230.72    231.93
        53            217.87    219.03    220.22    221.42    222.64    223.88    225.12    226.37    227.63    228.88    230.14
        54            215.52    216.73    217.96    219.21    220.48    221.76    223.06    224.36    225.66    226.97    228.27
        55            213.08    214.34    215.61    216.91    218.23    219.56    220.91    222.26    223.62    224.98    226.33
        56            210.55    211.85    213.18    214.53    215.90    217.28    218.68    220.08    221.49    222.91    224.32
        57            207.92    209.27    210.65    212.05    213.47    214.91    216.36    217.82    219.29    220.76    222.22
        58            205.19    206.59    208.03    209.48    210.96    212.45    213.96    215.48    217.00    218.52    220.05
        59            202.36    203.82    205.30    206.81    208.35    209.90    211.46    213.04    214.62    216.20    217.79
        60            199.43    200.94    202.48    204.05    205.64    207.25    208.87    210.51    212.15    213.80    215.44
        61            196.39    197.95    199.55    201.18    202.83    204.50    206.19    207.89    209.59    211.30    213.01
        62            193.24    194.86    196.51    198.20    199.91    201.65    203.40    205.16    206.94    208.71    210.48
        63            189.98    191.66    193.37    195.12    196.90    198.70    200.51    202.34    204.18    206.03    207.87
        64            186.62    188.35    190.13    191.93    193.77    195.64    197.53    199.42    201.33    203.24    205.16
        65            183.16    184.94    186.77    188.64    190.55    192.48    194.43    196.40    198.38    200.36    202.35
        66            179.59    181.42    183.31    185.24    187.21    189.21    191.23    193.27    195.32    197.38    199.44
        67            175.91    177.80    179.75    181.74    183.77    185.83    187.93    190.04    192.16    194.30    196.43
        68            172.13    174.07    176.07    178.12    180.22    182.35    184.51    186.70    188.90    191.11    193.32
        69            168.24    170.24    172.30    174.41    176.56    178.76    180.99    183.25    185.52    187.81    190.10
        70            164.24    166.30    168.41    170.58    172.80    175.06    177.36    179.69    182.04    184.41    186.78
        71            160.14    162.25    164.42    166.65    168.94    171.26    173.63    176.03    178.46    180.90    183.35
        72            155.95    158.10    160.33    162.62    164.97    167.36    169.80    172.27    174.77    177.28    179.82
        73            151.66    153.86    156.15    158.49    160.90    163.36    165.86    168.40    170.97    173.57    176.18
        74            147.29    149.54    151.87    154.27    156.74    159.26    161.83    164.44    167.08    169.75    172.44
        75            142.84    145.13    147.50    149.96    152.48    155.07    157.70    160.38    163.10    165.84    168.60

UIT-SEP-194                                                             IR0ISSTC

                                    TABLE D
                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00
                      AT AN ASSUMED INVESTMENT RATE OF 5%

Options 1, 2 and 3 -- Single Life Annuities

                                                     Monthly Payments Guaranteed
                             ---------------------------------------------------------------------------       -----------
           Age                 None              60              120              180              240         Unit Refund
            50               $192.14          $192.47          $193.45          $195.06          $209.94         $196.46
            51                189.89           190.25           191.32           193.06           195.52          194.47
            52                187.57           187.96           189.12           191 01           193.69          192.45
            53                185.18           185.60           186.85           188.91           191.83          190.34
            54                182.70           183.16           184.51           186.76           189.94          188.17
            55                180.14           180.64           182.11           184.55           188.03          185.92

            56                177.50           178.04           179.63           182.30           186.09          183.60
            57                174.77           175.35           177.09           180.00           184.14          181.21
            58                171.95           172.58           174.47           177.65           182.18          178.81
            59                169.03           169.71           171.79           175.27           180.22          176.29
            60                166.02           166.77           169.04           172.85           178.27          173.70

            61                162.91           163.73           166.22           170.40           176.34          171.03
            62                159.72           160.62           163.35           167.93           174.43          168.35
            63                156.43           157.42           160.43           165.45           172.56          165.57
            64                153.06           154.16           157.45           162.97           170.74          162.71
            65                149.62           150.82           154.44           160.50           168.98          159.78

            66                146.09           147.42           151.40           158.04           167.30          156.86
            67                142.49           143.95           148.32           155.62           165.69          153.83
            68                138.82           140.42           145.24           153.24           164.18          150.73
            69                135.07           136.83           142.14           150.92           162.77          147.55
            70                131.25           133.19           139.04           148.66           161.46          144.44

            71                127.35           129.50           135.96           146.49           160.27          141.20
            72                123.39           125.77           132.90           144.42           159.20          137.89
            73                119.38           122.02           129.89           142.45           158.24          134.51
            74                115.32           118.25           126.94           140.61           157.41          131.31
            75                111.23           114.50           124.08           138.90           156.68          127.92

Option 4 -- Joint and Survivor Life Annuity


  Younger Annuitant:                             Number of Years Younger Than Older Annuitant
    Age of Older   ------------------------------------------------------------------------------------------------------------
     Annuitant        0         1         2         3         4         5          6         7         8         9         10
        50         $209.69   $210.56   $211.44   $212.32   $213.22   $214.12    $215.03   $215.93   $216.84   $217.74   $218.64
        51          207.94    208.84    209.76    210.69    211.62    212.56     213.51    214.46    215.41    216.35    217.29
        52          206.11    207.05    208.01    208.98    209.96    210.94     211.93    212.92    213.91    214.90    215.88
        53          204.21    205.19    206.18    207.19    208.21    209.24     210.28    211.31    212.35    213.38    214.40
        54          202.21    203.24    204.28    205.33    206.40    207.47     208.55    209.83    210.71    211.79    212.86
        55          200.14    201.21    202.29    203.39    204.50    205.62     206.75    207.88    209.01    210.13    211.25

        56          197.97    199.09    200.22    201.37    202.53    203.69     204.87    206.05    207.22    208.40    209.57
        57          195.72    196.88    198.06    199.26    200.46    201.68     202.91    204.14    205.37    206.60    207.82
        58          193.37    194.58    195.81    197.05    198.32    199.59     200.86    202.15    203.43    204.71    205.99
        59          190.92    192.18    193.46    194.76    196.07    197.40     198.73    200.07    201.41    202.75    204.08
        60          188.36    189.68    191.01    192.37    193.74    195.12     196.51    197.91    199.30    200.70    202.09

        61          185.71    187.08    188.47    189.88    191.31    192.75     194.20    195.65    197.11    198.58    200.01
        62          182.95    184.37    185.82    187.29    188.78    190.28     191.79    193.31    194.83    196.34    197.85
        63          180.09    181.56    183.07    184.60    186.15    187.71     189.28    190.87    192.45    194.03    195.61
        64          177.12    178.65    180.21    181.80    183.41    185.04     186.68    188.33    189.98    191.62    193.27
        65          174.04    175.63    177.25    178.90    180.57    182.26     183.97    185.69    187.40    189.12    190.83

        66          170.86    172.50    174.18    175.89    177.62    179.38     181.16    182.94    184.73    186.52    188.30
        67          167.57    169.27    171.00    172.77    174.57    176.40     178.24    180.10    181.96    183.82    185.68
        68          164.18    165.93    167.72    169.55    171.41    173.30     175.21    177.14    179.08    181.01    182.95
        69          160.67    162.48    164.33    166.22    168.14    170.10     172.08    174.08    176.09    178.10    180.11
        70          157.06    158.92    160.83    162.78    164.77    166.79     168.84    170.91    173.00    175.09    177.18

        71          153.34    155.25    157.22    159.23    161.29    163.38     165.50    167.64    169.80    171.96    174.13
        72          149.51    151.48    153.51    155.58    157.70    159.86     162.05    164.26    166.49    168.74    170.98
        73          145.59    147.61    149.69    151.83    154.01    156.24     158.49    160.78    163.08    165.40    167.73
        74          141.58    143.65    145.78    147.97    150.22    152.51     154.84    157.19    159.57    161.97    164.37
        75          137.49    139.59    141.77    144.02    146.33    146.68     151.08    153.51    155.96    158.43    160.91

UIT-SEP-194                                                             IR0ISSTD

                 DOLLAR AMOUNT REQUIRED TO PURCHASE AN ANNUITY
                     WITH A FIRST MONTHLY PAYMENT OF $1.00

Option 5 -- Payment for a Designated Period

Years of Payment                                  Years of Payment
----------------                                  ----------------
       5          $ 55.83                               18          $167.79
       6            66.05                               19           174.52
       7            75.99                               20           181.49
       8            85.62                               21           187.97
       9            94.97                               22           194.17
      10           104.06                               23           200.40
      11           112.87                               24           206.61
      12           121.36                               25           212.31
      13           129.70                               26           217.86
      14           137.74                               27           223.71
      15           145.56                               28           228.83
      16           153.14                               29           234.19
      17           160.51                               30           239.23

FREQUENCY OF PAYMENTS. Annuity payments under this Contract will be made monthly. If such payments would amount to less than $25 each, We reserve the right to make less frequent payments. If at any time the annual rate of payment to any payee is less than $100, We may make a lump sum payment of the remaining annuity value.

4.19     BENEFICIARIES

         (a) Definition of Beneficiary. A Beneficiary is the person or entity You designate to receive any benefits payable upon Your death.

         (b) Designation of Beneficiary. During Your lifetime, You have the right to designate a Beneficiary and to change the designation. The change may be made by sending a written request to Our Home Office. The change will take effect when We have recorded the change. However, after the change is recorded, the change will be deemed effective as of the date of the written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

          (c) Payments to Beneficiary. Unless otherwise provided in the Beneficiary designation:

               (1) If any Beneficiary dies prior to the Annuitant, that Beneficiary's interest will pass to any other Beneficiary according to the surviving Beneficiary's respective interest.

               (2) If no Beneficiary survives the Annuitant, death benefits will be paid to the Annuitant's estate.

               (3) If any Beneficiary dies after the Annuitant, that Beneficiary's interest will pass to his or her Beneficiary or, if none, to his or her estate.

         (d) Simultaneous Death Provision. If We cannot determine whether You or a Beneficiary died first in a common disaster, We will assume that the Beneficiary died first and make payments on that basis.

         (e) Multiple Beneficiaries. You may designate two or more Beneficiaries to receive concurrently separate percentage interests in the death benefits payable under this Contract. Each such Beneficiary may separately exercise the rights that a Beneficiary has under this Contract.

         (f) Trust or Estate as Beneficiary. Payments to a Beneficiary that is a trust or estate will be made only in a lump sum or in installments over a period not to exceed five years.

4.20     DEATH PAYMENT PROVISIONS

         (a) Death During Accumulation Period. If You die during the Accumulation Period, a death benefit described in (1) or (2) below is payable.

               (1) If You die on or after age 70, the death benefit is the greater of (a) the Accumulation Value on the date We receive proof of death, or (b) 100% of Purchase Payments reduced by the amount of any prior withdrawals and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

               (2) If You die before age 70, the death benefit is the sum of the benefits under the Fixed Interest Options and the Variable Investment Options, as follows:

                     The benefit under the Fixed Interest Options is the greater of:

                     (a) the Fixed Interest Option Values on the date We receive proof of death; or

UIT-SEP-194                                                             IR0ISSTE

                     (b) 100% of Purchase Payments allocated to the Fixed Interest Options, reduced by the amount of any prior withdrawals or transfers from Fixed Interest Options and further reduced by any portion of the Accumulation Value that has been applied under an Annuity Income Option.

                     The benefit under the Variable Investment Options is the greater of:

                     (a) the Variable Investment Option Values on the date We receive proof of death, or

                     (b) 100% of Purchase Payments allocated to Variable Investment Options reduced by the amount of any prior withdrawals or transfers from the Variable Investment Options, plus interest at an annual rate of 3%. For this purpose, all amounts transferred into Variable Investment Options are considered Purchase Payments allocated to Variable Investment Options.

               Subject to Section 5.02, the death benefit is payable at any time Your Beneficiary selects and in any form You could have selected under this Contract.

         (b) Death During Annuity Period. If You die during the Annuity Period, the amount of the death benefit, if any, will be based on the terms of the Annuity Income Option. Unless You elected the Fourth Option, the Beneficiary may elect to receive the death benefit in one of the following forms:

               (1) Subject to Section 5.02, continuing annuity payments under the terms of Your Annuity Income Option with the right, for Variable Annuities only, to receive the remaining payments in a lump sum at any time thereafter;

               (2)   A lump sum; or

               (3) Annuity payments under another Annuity Income Option, based on the available lump sum and subject to the limitations of Section 5.02.

               The lump sum available under these alternatives is the present value of remaining payments, discounted at the Assumed Investment Rate, and based on the current Annuity Unit Value for
               (2) and (3), or the value next determined after receipt of the request at VALIC's Home Office for (1).

         (c) Investment Options and Other Rights. Until the death benefits have been fully paid, Your Beneficiary will be entitled to exercise all the Investment Options and other rights the Annuitant can exercise under this Contract. Unpaid death benefits that have not been applied under an Annuity Income Option will have an Accumulation Value determined in the same manner as Your Accumulation Value.

         (d) Proof of Death. Proof of death may be made by sending VALIC a certified copy of the death certificate, a certified copy of a decree of a court of competent jurisdiction as to death, a written statement by an attending physician, or any other proof satisfactory to VALIC.

UIT-SEP-194                                                             IR0ISSTF

SECTION 5 - CODE REQUIREMENTS

This Contract is issued on a tax-qualified basis under Section 408(b) of the Code.

5.01 MINIMUM DISTRIBUTIONS AFTER AGE 70 1/2 - The entire balance of the individual Retirement Annuity (IRA) must be distributed to You by no later than April 1 of the calendar year following the calendar year in which You attain age 70 1/2 (Required Beginning Date). Alternatively, distributions must commence to You by the Required Beginning Date and must be made over (a) Your life or over the lives of You and Your designated Beneficiary, or (b) a period certain that does not exceed Your life expectancy or the joint life expectancies of You and Your designated Beneficiary.

         Distributions must be made at least once each calendar year. Also, distributions must either be nonincreasing or they may increase only as provided in Section 1.401(a)(9)-1, Q & A F-3, of the Proposed Income Tax Regulations.

         All distributions described in this Section must comply with Code section 401(a)(9), including the incidental death benefit requirements of Code section 401 (a)(9)(G), and the regulations thereunder, and the minimum death incidental benefit (MDIB) rules described in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

         Life expectancy is calculated using the expected return multiples in Tables V and VI of Regulations 1.72-9. Life expectancy shall be recalculated annually unless elected otherwise by You at the time distributions are required to begin. Any such election shall be forever irrevocable. Life expectancy of a nonspouse Beneficiary may not be recalculated and will instead be calculated by using his or her attained age during the calendar year in which You attain age 70 1/2. Payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

5.02     MINIMUM DEATH BENEFIT DISTRIBUTIONS - Distributions under this Section
         5.02 are deemed to have begun if distributions are made due to Your reaching the Required Beginning Date or, if prior to the Required Beginning Date, distributions irrevocably commence to You over a period permitted and in the form of an annuity permitted under Section 1.401(a)(9) of the Proposed Regulations.

         (a) Distributions Beginning Before Death. If You die after you begin to receive distributions from this IRA, the remaining portion must be distributed using a method at least as rapid as the method of distribution being used prior to Your death.

         (b) Distributions Beginning After Death. If You die before receiving any distributions from this IRA, Your entire IRA must be distributed by no later than the December 31 of the calendar year containing the fifth anniversary of Your death. However:

               (1) If Your IRA is payable to a designated Beneficiary, then the entire IRA may be distributed over the life of the designated Beneficiary or a period certain not greater than the designated Beneficiary's life expectancy provided distribution begins no later than the December 31 of the calendar year immediately following the calendar year of Your death.

               (2) If the designated Beneficiary is Your surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (a) December 31 of the calendar year immediately following the calendar year in which You died or (b) December 31 of the calendar year in which You would have attained age 70 1/2.

               (3) If the designated Beneficiary is Your surviving spouse, Your spouse may treat this IRA as his or her own IRA by making a regular or rollover contribution to this IRA or by failing to elect any of the above distribution options.

         (c) Life Expectancy. Life expectancy is computed by using the return multiples of Tables V and VI of Treasury Regulations 1.72-9. Life expectancy of a surviving spouse Beneficiary shall be recalculated annually unless otherwise elected by Your surviving spouse Beneficiary (such election is forever irrevocable) by the time distributions are required to begin pursuant to this section to Your surviving spouse Beneficiary.

               For all other designated Beneficiaries, life expectancy is calculated using the designated Beneficiary's age attained during the calendar year in which distributions are required to begin pursuant to this section. Payments for each subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

UIT-SEP-194                                                             IR0ISSTG

SECTION 6 - GENERAL PROVISIONS

6.01 NONTRANSFERABILITY - Your account under this IRA is nontransferable and may not be assigned, sold or used as collateral for a loan. A transfer made pursuant to a divorce decree in accordance with Code section 408(d)(6) is permitted.

6.02 EXCLUSIVE BENEFIT AND NONFORFEITABILITY - This IRA is established for the exclusive benefit of You and Your designated Beneficiaries and Your (and designated Beneficiary's if applicable) account under this IRA is nonforfeitable. All distributions made while You are alive must be made to You.

         Your and Your Beneficiary's rights under this Contract are fully vested and nonforfeitable. Separate Account A holds all assets for Variable Investment Options for the exclusive benefit of Annuitants, Beneficiaries, and other holders of annuity contracts.

6.03 WRITTEN NOTICES TO US - Except as specifically provided otherwise, any Notice of change, election, choice, option or other exercise of right given under the Contract must be in writing on a form provided by Us, or on a form and in a manner acceptable to Us. Such Notice will be effective when it is received in Our Home Office.

6.04 CHANGE OF CONTRACT - You and VALIC, by an agreement in writing, may change any or all terms of this Contract.

6.05 AMENDMENT - We may unilaterally amend this Contract as necessary to maintain compliance with the Code or state insurance laws. Any such amendment shall be filed, if required, with the Internal Revenue Service and the state insurance department in order to obtain their approval of the amendment.

6.06 REPORTS - We will furnish to You annual calendar year reports concerning the status of Your IRA. We will send You a Separate Account financial report twice each year if You have values in any Variable Investment Option.

         We will send to You, at least annually, a statement showing the dollar value of all investment options, investment performance since the prior statement, and as applicable, the number and value of any Variable Accumulation Units credited to this Contract. All statements will be mailed within two months of the date of the information.

6.07 VOTING RIGHTS - We will hold the voting rights on all shares held in the Separate Account. To the extent of this Contract's participation in the Separate Account through one or more Variable Investment Options, We will vote those shares as instructed. You, or the Beneficiary if You have died, will have the voting instruction rights prior to the Annuity Date. The annuity payee will have the voting instruction rights on and after the Annuity Date.

6.08 SUSPENSION OF PAYMENTS - VALIC reserves the right to suspend payments under the Separate Account for any period-when: (a) the New York Stock Exchange is closed (other than customary weekend and holiday closings); (b) when trading on the Exchange is restricted; (c) when an emergency prevents disposal of securities held in the Separate Account or it is not reasonably practicable to determine the value of the Separate Account's net assets; or (d) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

6.09 DEFERRAL OF CASH SURRENDER OR WITHDRAWAL - VALIC may defer payment of any surrender of amounts accumulated in Fixed Interest Options. Deferral shall not exceed six months from the receipt of written notice at the Home Office. Interest shall be paid if payment is deferred for thirty days or more at a rate as determined by VALIC.

6.10 PROOF OF SURVIVAL - We reserve the right to require satisfactory proof that the Annuitant and any payee is alive on the date any benefit payment is due. If this proof is not received after requested in writing, VALIC will have the right to make reduced payments or to withhold payments entirely until such proof is received.

6.11 Substitution of Investment Fund Shares - If shares of a particular investment Fund are not available or if, in the judgment of VALIC, such shares are no longer appropriate for a Variable Investment Option, shares of another Investment Fund may be substituted for the Investment Fund shares already held under the Variable Investment Option and for those to be purchased by future Purchase Payments or transfers under this Contract. In the event any substitution occurs, VALIC will notify You within five days.

6.12 MINIMUM BENEFIT - The paid up annuity, cash surrender or death payment available under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.

6.13 SEPARATE ACCOUNT - That portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct. Income, gains and losses, whether or not realized, from assets allocable to the Separate Account are credited to or charged against such account without regard to Our other income, gains or losses.

UIT-SEP-194                                                             IR0ISSTH